UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2019

Hess Midstream Operations LP

(Exact name of registrant as specified in its charter)

DELAWARE	No. 001-38050	No. 36-4777695
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1501 McKinney Street

Houston, Texas 77010

(Address, including zip code, of registrant’s principal executive offices)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As further described under Item 2.01 below, on December 16, 2019 (the “Closing Date”), the registrant, Hess Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and Hess Midstream LP, a Delaware limited partnership (“New HESM”), completed the transactions (the “Restructuring”) contemplated by the Partnership Restructuring Agreement, dated October 3, 2019 (the “Restructuring Agreement”), by and among New HESM, Hess Midstream GP LP, a Delaware limited partnership and the general partner of New HESM (“New HESM GP LP”), Hess Midstream GP LLC, a Delaware limited liability company and the general partner of New HESM GP LP (“New HESM GP LLC”), Hess Midstream New Ventures II, LLC, a Delaware limited liability company (“Merger Sub”), the Partnership, Hess Midstream Partners GP LP, a Delaware limited partnership and the general partner of the Partnership (“HESM GP LP”), Hess Midstream Partners GP LLC, a Delaware limited liability company and the general partner of HESM GP LP (“HESM GP LLC”), Hess Infrastructure Partners LP, a Delaware limited partnership (“HIP”), Hess Infrastructure Partners GP LLC, a Delaware limited liability company and the general partner of HIP (“HIP GP LLC”), Hess Investments North Dakota LLC, a Delaware limited liability company (“HINDL”), GIP II Blue Holding Partnership, L.P., a Delaware limited partnership (“GIP” and, together with HINDL, the “Existing Sponsors”), and Hess Infrastructure Partners Holdings LLC, a Delaware limited liability company, as previously announced in the Partnership’s Current Report on Form 8-K filed on October 4, 2019 with the U.S. Securities and Exchange Commission (the “SEC”).

In connection with the Restructuring, on the Closing Date, the Partnership completed its merger with Merger Sub, with the Partnership surviving the merger as a subsidiary of New HESM (the “Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of October 3, 2019 (the “Merger Agreement”), by and among New HESM, New HESM GP LP, Merger Sub, the Partnership, HESM GP LP and HIP GP LLC.

Additionally, in connection with and upon the consummation of the Restructuring, the Partnership changed its name to “Hess Midstream Operations LP.” References herein to the “Partnership” refer to Hess Midstream Partners LP prior to the consummation of the Restructuring and Hess Midstream Operations LP following the consummation of the Restructuring.

Item 1.01	Entry into a Material Definitive Agreement.

Amended Omnibus Agreement

On the Closing Date, in connection with the Restructuring, the Partnership amended and restated its existing omnibus agreement by entering into an Amended and Restated Omnibus Agreement (the “Amended Omnibus Agreement”) with Hess Corporation (“Hess”), HIP GP LLC, New HESM, New HESM GP LP, New HESM GP LLC, HESM GP LP, HESM GP LLC, and, solely for the limited purposes specified therein, the Existing Sponsors, that addresses the following matters:

•

New HESM’s obligation to reimburse Hess for certain direct or allocated costs and expenses incurred by Hess in providing operational support and administrative services to New HESM, including, but not limited to, the following:

•

the total allocable costs of Hess’s employees and contractors, subcontractors or other outside personnel engaged by Hess and its subsidiaries to the extent such employees and outside personnel perform operational support and administrative services for New HESM’s benefit, plus a specified percentage markup of such amount depending on the type of service provided;

•	any expenses incurred or payments made by Hess or its subsidiaries on New HESM’s behalf that relate to insurance coverage with respect to New HESM’s assets or business;

•	all expenses and expenditures incurred by Hess and its subsidiaries on New HESM’s behalf as a result of New HESM becoming and continuing as a publicly traded entity; and

•

any other out-of-pocket costs and expenses incurred by Hess and its subsidiaries in providing the operational support and administrative services, as well as any other out-of-pocket costs and expenses incurred by Hess and its subsidiaries on New HESM’s behalf;

•	the Existing Sponsors’ obligation to reimburse New HESM and its subsidiaries for certain matters, including certain environmental, title and tax matters;

•

New HESM’s obligation to indemnify Hess and its subsidiaries and HIP GP LLC for events and conditions associated with the operation of New HESM’s assets that occur after the consummation of the Restructuring and for environmental liabilities to the extent Hess is not obligated to indemnify New HESM for such liabilities; and

•	the granting of a license from Hess to New HESM with respect to the use of certain Hess trademarks.

The Amended Omnibus Agreement may be terminated by the written consent of each of the parties, other than the Existing Sponsors, or upon written notice by Hess, HIP GP LLC or New HESM if Hess and its affiliates cease to own, directly or indirectly, at least 10% of the aggregate issued and outstanding partnership interests of the Partnership (including through the ownership of the Class A shares representing limited partner interests in New HESM (each, a “New HESM Class A Share”) and Class B units representing limited partner interests in the Partnership (each, a “Class B Unit”)). The indemnification and reimbursement obligations will survive any such termination in accordance with the terms of the Amended Omnibus Agreement.

The foregoing description of the Amended Omnibus Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended Omnibus Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended Partnership Agreement

On the Closing Date, in connection with and upon the consummation of the Restructuring, HESM GP LP amended and restated the Second Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP by entering into the Third Amended and Restated Agreement of Limited Partnership of Hess Midstream Operations LP (the “Amended Partnership Agreement”) to provide for, among other things:

•

the recapitalization of the Partnership, and the conversion, in connection with such recapitalization, of (i) each common unit representing a limited partner interest in the Partnership (each, a “Common Unit”) held by New HESM into a Class A unit representing a limited partner interest in the Partnership (each, a “Class A Unit”); (ii) each Common Unit held by the Existing Sponsors, HIP and certain of their affiliates into a Class B Unit; (iii) each subordinated unit representing a limited partner interest in the Partnership (each, a “Subordinated Unit”) held by New HESM into a Class A Unit; and (iv) each Subordinated Unit held by the Existing Sponsors into a Class B Unit;

•	the admission of New HESM as a limited partner of the Partnership; and

•	the change in the name of the Partnership to “Hess Midstream Operations LP.”

Pursuant to the terms of the Amended Partnership Agreement, HESM GP LP delegated to New HESM, to the fullest extent permitted under Delaware law, all of its power and authority, as the general partner of the Partnership, to manage and control the business and affairs of the Partnership. Consequently, subject to HESM GP LP’s right to approve certain specified actions, New HESM is deemed to be the delegate for all purposes of the Amended Partnership Agreement and will control the management of the Partnership.

HESM GP LP may not transfer its general partner interest in the Partnership to another person unless such transfer (i) has been approved by HESM GP LP with the approval of the conflicts committee of the board of directors of New HESM GP LLC and the holders of a majority of Class A Units and Class B units, voting as a single class, or (ii) is a transfer of all of its general partner interest in the Partnership to a wholly owned affiliate of the Partnership or another person (other than an individual) or its affiliates in connection with the merger or consolidation of the Partnership with or into such other person or the transfer by the Partnership of all or substantially all of its assets to such other person. No limited partner may transfer all or any portion of its limited partner interests to a competitor of the Partnership, any of the affiliates of the Partnership or any non-transferring partner(s) without (i) in the event of a transfer to a competitor of the Partnership (other than the non-transferring partner(s)), approval of the holders of a majority of the then outstanding equity interests, voting as a single class, and of the non-transferring partner(s) holding Class B Units and (ii) in the event of a transfer to a competitor of the non-transferring partner(s), without the prior written approval of the non-transferring partner(s) holding Class B Units.

If, at any time, any New HESM Class A Shares are redeemed, repurchased or otherwise acquired by New HESM, then, the Partnership will redeem a number of Class A Units held by New HESM equal to the number of New HESM Class A Shares so redeemed, repurchased or acquired upon the same terms and for no additional consideration.

Each holder of Class B Units and New HESM Class B Shares may be able to tender its Class B Units and an equal number of its New HESM Class B Shares (one such Class B Unit and one such New HESM Class B Share, together, a “Redeemed Security”) for redemption to the Partnership. Each holder of Class B Units and New HESM Class B Shares has the right to receive a number of New HESM Class A Shares equal to the number of Redeemed Securities. In the event of a redemption by the Partnership for New HESM Class A Shares, (i) New HESM will contribute newly issued New HESM Class A Shares to the Partnership in order for the Partnership to redeem the applicable Class B Units, (ii) New HESM will cancel the applicable New HESM Class B Shares and (iii) the Partnership will issue the same number of Class A Units to New HESM. In addition, New HESM has the right, but not the obligation, to directly purchase all or a portion of such Redeemed Securities for a number of New HESM Class A Shares equal to the number of Redeemed Securities New HESM elects to purchase.

Any transfer of Class B Units by a limited partner of the Partnership or any transfer by a limited partner (other than New HESM) constituting a change in control under the Amended Partnership Agreement, except for a transfer as a result of a redemption of such Class B Units pursuant to the redemption right described in the immediately preceding paragraph or a transfer to an affiliate of such limited partner, is subject to a right of first offer of the other limited partners of the Partnership.

The foregoing description of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended Partnership Agreement, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Facilities

On December 16, 2019, the Partnership entered into senior secured credit facilities (the “Credit Facilities”) with JPMorgan Chase Bank, N.A., as the administrative agent, and several other commercial lending institutions, as lenders and letter of credit issuing banks, comprising of (i) a five-year, $1,000.0 million senior secured revolving credit facility and (ii) a five-year $400.0 million senior secured term loan facility. The Partnership has the option to extend the revolving credit facility and the term loan facility for two additional one-year terms subject to, among other things, the consent of the lenders holding the majority of the commitments. The Partnership has the option to increase the overall capacity of the revolving credit facility and the term loan facility by up to an additional $500.0 million in the aggregate, subject to, among other things, the consent of the existing lenders whose commitments will be increased or any additional lenders providing such additional capacity. Included in the total capacity are sub-facilities for swingline loans and letters of credit for up to $100.0 million and $350.0 million, respectively.

Facility fees will accrue on the total capacity of the revolving credit facility. Outstanding borrowings under the revolving credit facility will bear interest, at the Partnership’s option, at either: (a) the Eurodollar rate (as described in the Credit Facilities) in effect from time to time plus the applicable margin; or (b) the alternate base rate (as described in the Credit Facilities) plus the applicable margin. Prior to the Partnership obtaining an investment grade credit rating, the pricing levels for the facility fee and interest-rate margins are based on the Partnership’s ratio of total debt to EBITDA (as defined in the Credit Facilities). After the Partnership obtains an investment grade credit rating, if ever, the pricing levels will be based on the Partnership’s credit ratings in effect from time to time.

The obligations of the Partnership under the Credit Facilities will be unconditionally guaranteed by each direct and indirect wholly owned material domestic subsidiary of the Partnership, and will be secured by first priority perfected liens on substantially all the presently owned and after-acquired assets of the Partnership and its direct and indirect wholly owned material domestic subsidiaries, including equity interests directly owned by such entities, subject to certain customary exclusions.

The Credit Facilities contain representations and warranties, affirmative and negative covenants and events of default that the Partnership considers to be customary for an agreement of this type, including a covenant that requires the Partnership to maintain a ratio of total debt to EBITDA (as defined in the Credit Facilities) for the prior four fiscal quarters of not greater than 5.00 to 1.00 as of the last day of each fiscal quarter (5.50 to 1.00 during the specified period following certain acquisitions) and, prior to the Partnership obtaining an investment grade credit rating, a ratio of secured debt to EBITDA for the prior four fiscal quarters of not greater than 4.00 to 1.00 as of the last day of each fiscal quarter.

The summary of the Credit Facilities set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 1.03	Termination of a Material Definitive Agreement

In connection with entry into the Credit Facilities, the Partnership repaid in full and terminated its prior credit agreement, dated as of March 15, 2017, among the Partnership as borrower, JPMorgan Chase Bank, N.A., as administrative agent and the various other lenders thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Explanatory Note above is incorporated herein by reference. Upon the consummation of the Restructuring, each of the following, among other things, occurred:

•

Merger Sub merged with and into the Partnership, with the Partnership surviving the Merger and New HESM being delegated control of the Partnership and replacing the Partnership as its publicly traded successor;

•	each Common Unit (other than any Common Units held by HINDL, GIP, HIP, HIP GP LLC and certain of their affiliates) converted into one New HESM Class A Share;

•	the limited liability company interests in Merger Sub converted into 17,062,655 Common Units and New HESM was admitted as a limited partner of the Partnership;

•	New HESM GP LP purchased 266,416,928 New HESM Class B Shares for a cash amount equal to $0.0001 per New HESM Class B Share;

•

HINDL and GIP contributed 100% of the limited partner interests in HIP to the Partnership and, in exchange, each of them received 114,876,309 Common Units and certain cash distributions from the Partnership;

•	HINDL and GIP each contributed 448,999 Subordinated Units to HIP GP LLC, which was then transferred to New HESM;

•	each Common Unit and Subordinated Unit held by HINDL and GIP converted into one Class B Unit;

•	each Common Unit and Subordinated Unit held by New HESM converted into one Class A Unit; and

•

each Phantom Unit of the Partnership issued under HESM’s 2017 Long-Term Incentive Plan (each, a “Phantom Unit”), whether vested or unvested, ceased to represent a phantom unit denominated in Common Units and converted into a phantom unit denominated in New HESM Class A Shares (each, a “New HESM Phantom Share”), with the number of New HESM Class A Shares subject to each New HESM Phantom Share equal to the number of Common Units that was subject to such Phantom Unit immediately prior to the effective time of the Merger (the “Effective Time”), and each New HESM Phantom Share is subject to the same terms and conditions, including distribution equivalent rights, if applicable, as applied to the corresponding Phantom Unit as of immediately prior to the Effective Time.

Prior to the Restructuring:

•	HIP and the Partnership were controlled by HIP GP LLC;

•

HIP was a joint venture between HINDL and GIP and owned an 80% noncontrolling economic interest in certain of the Partnership’s assets (the “Joint Interest Assets”), 100% of HIP’s produced water gathering and disposal business and 100% of HESM GP LP, which holds all of the incentive distribution rights (the “IDRs”) and the economic general partner interest (the “GP Interest”) in the Partnership, and the Partnership owned a 20% controlling interest in the Joint Interest Assets and 100% of the equity interests in Hess Mentor Storage Holdings LLC (“Mentor Storage”); and

•	HINDL and GIP collectively owned, directly or indirectly, 100% of the equity interests in each of HIP GP LLC and HIP and an aggregate of 10,282,654 Common Units and 27,279,654 Subordinated Units.

As a result of the Restructuring:

•	New HESM directly holds a 6.32% controlling interest in the Partnership and HINDL and GIP collectively hold a 93.68% economic interest in the Partnership;

•

the limited partners of the Partnership prior to the Restructuring, other than HINDL, GIP and their respective affiliates, hold a 6.0% voting interest and a 95.0% economic interest in New HESM (which represents an indirect 6.0% economic interest in the Partnership);

•	HINDL, GIP and their respective affiliates hold a 94.0% voting interest and a 5.0% economic interest in New HESM (which represents an indirect 0.32% economic interest in the Partnership);

•	HINDL and GIP collectively own a 94.0% economic interest in the Partnership and received a one-time aggregate cash distribution of approximately $601.8 million; and

•

the Partnership owns 100% of the equity interests in HIP and, directly or indirectly, 100% of the Joint Interest Assets, 100% of HIP’s produced water gathering and disposal business, 100% of the equity interests in HESM GP LP, which holds all of the IDRs and the GP Interest, and 100% of the equity interests in Mentor Storage.

The issuance by New HESM of the New HESM Class A Shares in connection with the Restructuring was registered under the Securities Act pursuant to New HESM’s registration statement on Form S-4 (File No. 333-234095) initially filed with the SEC on October 4, 2019 (as amended by Amendment No. 1 to Form S-4 Registration Statement filed on November 4, 2019 and Amendment No. 2 to Form S-4 Registration Statement filed on November 8, 2019, the “Registration Statement”), and declared effective on November 15, 2019. The prospectus of Hess Midstream Partners LP, dated November 15, 2019, that forms a part of the Registration Statement contains additional information about the Restructuring and the Restructuring Agreement.

The New HESM Class A Shares will begin trading on the New York Stock Exchange (the “NYSE”) under the symbol “HESM” on December 17, 2019.

The foregoing descriptions of the Restructuring Agreement, the Merger Agreement and the transactions contemplated by each agreement, including the Restructuring and the Merger, do not purport to be complete and are qualified in their entirety by the full text of the Restructuring Agreement and Merger Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Exchange Notes Indenture

On December 16, 2019, in connection with the settlement of the previously announced offer to exchange (the “Exchange Offer”) any and all of the outstanding 5.625% Senior Notes due 2026 (the “Existing HIP Notes”), of HIP and Hess Infrastructure Partners Finance Corporation, a Delaware corporation (“HIP Finance”), for new 5.625% Senior Notes due 2026 (“Exchange Notes”) of the Partnership, the Partnership entered into an indenture, dated as of December 16, 2019 (the “Exchange Indenture”), with Wells Fargo Bank, National Association, as trustee and the guarantors party thereto, under which it issued $794,994,000 aggregate principal amount of Exchange Notes.

The Exchange Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, undertaking certain transactions with the Partnership’s affiliates, and limitations on asset sales.

The Exchange Notes were issued only to holders of Existing HIP Notes that are “qualified institutional buyers” in the United States pursuant to Rule 144A and outside the United States to non-U.S. Persons in compliance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

At any time prior to February 15, 2021, the Partnership may redeem up to 35% of the aggregate principal amount of the Exchange Notes at a redemption price equal to 105.625% of the principal amount, plus accrued and unpaid interest, if any, to but not including the redemption date, with an amount of cash not greater than the net cash proceeds from certain equity offerings, subject to certain conditions. At any time prior to February 15, 2021, the Partnership may redeem the Exchange Notes in whole at any time or in part from time to time, at the Partnership’s option, at a redemption price equal to 100% of the principal amount of the Exchange Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to but not including the redemption date. The Partnership may also redeem all or a part of the Exchange Notes at any time on or after February 15, 2021, at the redemption prices set forth in the Exchange Indenture, plus accrued and unpaid interest, if any, to but not including the redemption date. If the Partnership experiences a Change of Control Triggering Event (as defined in the Exchange Indenture), the Partnership will be required to offer to repurchase the Exchange Notes in cash at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to but not including the purchase date.

The Exchange Notes rank equally in right of payment with all of the Partnership’s existing and future senior indebtedness and senior to all of the Partnership’s future subordinated indebtedness. The Exchange Notes are effectively subordinated in right of payment to all of the Partnership’s existing and future secured debt, including amounts outstanding under the Credit Facilities, to the extent of the value of the collateral securing such debt, and are structurally subordinated to the secured and unsecured debt (including trade payables) of the Partnership’s subsidiaries that do not guarantee the Exchange Notes. The Exchange Notes are guaranteed by all of the Partnership’s direct and indirect wholly owned subsidiaries that provide a guarantee under the Credit Facilities.

The summary of the Exchange Indenture set forth in this Item 2.03 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Assumption of Existing HIP Notes

On December 16, 2019, in connection with the settlement of the Exchange Offer, the Partnership, HIP and HIP Finance entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the indenture governing the Existing HIP Notes, dated November 22, 2017 (as amended by the First Supplemental Indenture dated November 1, 2019 and the Second Supplemental Indenture, the “Existing HIP Indenture”), pursuant to which the Partnership assumed all of the obligations, including the due payment of principal and interest, under the Existing HIP Indenture relating to the $5,006,000 of Existing HIP Notes that were not tendered in the Exchange Offer and exchanged for Exchange Notes.

The Existing HIP Notes have the same maturity, interest rate and redemption provisions as the Exchange Notes. The Existing HIP Notes do not have restrictive covenants. The summary of the Existing HIP Indenture set forth in this Item 2.03 does not purport to be complete and is qualified by reference to such agreements, a copies of which are being filed as Exhibits 4.3, 4.4 and 4.5 hereto and are incorporated herein by reference.

Supplemental Indenture to 2028 Notes

On December 16, 2019, the Partnership entered into a first supplemental indenture (the “First Supplemental Indenture”) to the indenture, dated December 10, 2019 (as amended by the First Supplemental Indenture, the “2028 Indenture”) governing the Partnership’s existing 5.125% Senior Notes due 2028 (the “2028 Notes”), with Wells Fargo Bank, National Association, as trustee and the guarantors set forth in the First Supplemental Indenture. The purpose of the First Supplemental Indenture was to add certain subsidiaries of the Partnership that guarantee the Exchange Notes and the Credit Facilities as guarantors under the 2028 Indenture.

The summary of the First Supplemental Indenture set forth in this Item 2.03 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.6 hereto and are incorporated herein by reference.

Credit Facilities

The summary of the Credit Facilities set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information provided in Item 3.03 below is incorporated into this Item 3.01 by reference.

In connection with the Restructuring, the Partnership notified the NYSE that the Restructuring had been completed and requested that trading of the Common Units be suspended prior to the market opening on December 17, 2019. On December 16, 2019, NYSE is expected to suspend trading of the Common Units after the close of business. In addition, the NYSE has informed the Partnership that it will file with the SEC a notification on Form 25 to delist the Common Units from the NYSE and deregister the Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.02	Unregistered Sales of Equity Securities.

The description provided under Item 1.01 above of the issuance by the Partnership of securities in connection with the consummation of the Restructuring is incorporated into this Item 3.02 by reference, insofar as such information relates to the sale of unregistered equity securities. The sale and issuance of such securities in connection with the Restructuring is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to the Rights of Security Holders.

The information provided under Item 2.01 and Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information provided under Item 2.01 is incorporated into this Item 5.01 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Certificate of Limited Partnership and Amended Partnership Agreement

The information set forth under Item 2.01 is incorporated into this Item 5.03 by reference.

In connection with the Restructuring, on the Closing Date, HESM GP LP filed a Certificate of Merger (the “Merger Certificate”) with the Secretary of State of the State of Delaware to effect the Merger and amend the amended and restated certificate of limited partnership of the Partnership to change the Partnership’s name to “Hess Midstream Operations LP” (the “Amended Certificate”).

In connection with the Restructuring, on the Closing Date, pursuant to the terms of the Restructuring Agreement, HESM GP LP, as the general partner of the Partnership, amended and restated the Second Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP by entering into the Amended Partnership Agreement. The information set forth under Item 1.01 under the caption “Amended Partnership Agreement” is incorporated into this Item 5.03. A description of the Amended Partnership Agreement is included in the section entitled “Amended HESM Partnership Agreement” beginning on page 177 of the Registration Statement and is incorporated into this Item 5.03 by reference. Additional information regarding the Amended Partnership Agreement is incorporated by reference to the section entitled “Comparison of Rights of HESM Common Unitholders and New HESM Shareholders” beginning on page 88 of the Registration Statement and is incorporated by reference into this Item 5.03.

The foregoing descriptions of the Amended Certificate and the Amended Partnership Agreement do not purport to be complete and are qualified in their entirety by the full text of the Amended Certificate and Amended Partnership Agreement, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD.

On December 16, 2019, the Partnership issued a press release announcing the completion of the Restructuring and the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under Securities Act or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Partnership Restructuring Agreement, dated as of October 3, 2019, by and among Hess Midstream Partners LP, Hess Midstream Partners GP LP, Hess Midstream Partners GP LLC, Hess Infrastructure Partners LP, Hess Infrastructure Partners GP LLC, Hess Midstream LP, Hess Midstream GP LP, Hess Midstream GP LLC, Hess Midstream New Ventures II, LLC, Hess Investments North Dakota LLC, GIP II Blue Holding Partnership, L.P., and Hess Infrastructure Partners Holdings LLC (incorporated by reference herein to Exhibit 2.1 to the Partnership’s Current Report on Form 8-K (File No. 001-38050) filed on October 4, 2019)

2.2	Agreement and Plan of Merger, dated as of October 3, 2019, by and among Hess Midstream Partners LP, Hess Midstream Partners GP LP, Hess Infrastructure Partners GP LLC, Hess Midstream LP, Hess Midstream GP LP, and Hess Midstream New Ventures II, LLC (incorporated by reference herein to Exhibit 2.2 to the Partnership’s Current Report on Form 8-K (File No. 001-38050) filed on October 4, 2019)

3.1	Certificate of Merger of Hess Midstream New Ventures II, LLC with and into Hess Midstream Partners LP, dated as of December 16, 2019

3.2	Third Amended and Restated Agreement of Limited Partnership of Hess Midstream Operations LP (formerly known as Hess Midstream Partners LP), dated as of December 16, 2019

4.1	Credit Agreement, dated as of December 16, 2019, by and among Hess Midstream Operations LP, JPMorgan Chase Bank, N.A. and the other parties thereto

4.2	Indenture, dated as of December 16, 2019, by and among Hess Midstream Operations LP, Wells Fargo Bank, National Association, as trustee and certain guarantors party thereto

4.3

Indenture, dated as of November  22, 2017, by and among Hess Infrastructure Partners LP, Hess Infrastructure Partners Finance Corporation, Wells Fargo Bank, National Association, as trustee, and certain guarantors party thereto

4.4	First Supplemental Indenture, dated November 1, 2019 to the Indenture, dated as of November 22, 2017, by and among Hess Infrastructure Partners LP, Hess Infrastructure Partners Finance Corporation, Wells Fargo Bank, National Association, as trustee, and certain guarantors party thereto

4.5	Second Supplemental Indenture, dated December 16, 2019 to the Indenture, dated as of November 22, 2017, by and among Hess Midstream Operations LP, Hess Infrastructure Partners LP, Hess Infrastructure Partners Finance Corporation, Wells Fargo Bank, National Association, as trustee, and certain guarantors party thereto

4.6	First Supplemental Indenture, dated December 16, 2019 to the Indenture, dated as of December 10, 2019, by and among Hess Midstream Operations LP, Wells Fargo Bank, National Association, as trustee, and certain guarantors party thereto

10.1	Amended and Restated Omnibus Agreement, dated December 16, 2019, by and among Hess Corporation, Hess Infrastructure Partners GP LLC, Hess Midstream LP, Hess Midstream GP LP, Hess Midstream GP LLC, Hess Midstream Operations LP, Hess Midstream Partners GP LP, Hess Midstream Partners GP LLC, and, for the limited purposes specified therein, Hess Investments North Dakota LLC and GIP II Blue Holding Partnership, L.P

99.1	Press Release dated December 16, 2019

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hess Midstream LP hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM OPERATIONS LP

	By:	Hess Midstream LP,
as delegate of Hess Midstream GP LP, the general partner of Hess Midstream Operations LP

	By:	Hess Midstream GP LP,
its general partner

	By:	Hess Midstream GP LLC,
its general partner

Date: December 16, 2019	By:	/s/ Jonathan C. Stein
		Name:	Jonathan C. Stein
		Title:	Chief Financial Officer